UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2005

LSI LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement

     On May 23, 2005, in connection with the appointment of Abhijit Y. Talwalkar as the President and Chief Executive Officer of LSI Logic Corporation (the “Company”), the Company entered into an employment agreement (the “Agreement”) with Mr. Talwalkar, which sets forth terms and provisions governing Mr. Talwalkar’s employment as President and Chief Executive Officer.

     Term of Agreement. The Agreement has an initial term of two (2) years. The Agreement provides that the initial term will be automatically extended each year for an additional one (1) year term unless the other party provides written notice of non-renewal at least 120 days prior to the date of automatic renewal that it is electing not to extend the term. The Agreement may be terminated at any time by either party with or without cause.

     Salary. The Agreement sets Mr. Talwalkar’s annual salary at $800,000, effective as of May 23, 2005 (the “Effective Date”). In addition, Mr. Talwalkar will receive a signing bonus of $500,000 within thirty (30) days of the Effective Date.

     Annual Incentive. The Agreement provides that Mr. Talwalkar will be eligible to receive annual cash incentives payable for the achievement of performance goals to be established by the Board of Directors or a committee of the Board of Directors. Mr. Talwalkar’s annual incentive will be at least 100% of his base salary and 100% of target will be guaranteed for his first year of employment.

     Stock Options. Mr. Talwalkar was granted nonstatutory stock options to purchase 1,500,000 shares of Company common stock under the Company’s 1991 Equity Incentive Plan at an exercise price equal to the closing price per share on the New York Stock Exchange (“NYSE”) for the common stock of the Company on the Effective Date. The shares subject to such option will be scheduled to vest at a rate of 25% on each anniversary of the grant over four (4) years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.

     Mr. Talwalkar was granted nonstatutory stock options to purchase 500,000 shares of Company common stock pursuant to a non-shareholder approved arrangement at an exercise price equal to the closing price per share on the NYSE for the common stock of the Company on the Effective Date. Subject to the provisions of the Agreement, the terms and conditions of this grant are materially similar to those of the grant made under the Company’s 1991 Equity Incentive Plan and will be scheduled to vest at a rate of 25% on each anniversary of the grant over four (4) years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.

     Mr. Talwalkar was granted 500,000 restricted stock units under the Company’s 2003 Equity Incentive Plan. The restricted stock units will be scheduled to vest at a rate of 1/3 on each anniversary of the grant over three (3) years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date. Any portion of this grant that becomes vested will be settled in shares of Company common stock promptly after vesting.

     Within fifteen (15) days after the Effective Date, Mr. Talwalkar will be granted nonstatutory stock options to purchase 2,000,000 shares of Company common stock under the Company’s 2003 Equity Incentive Plan at an exercise price equal to the closing price per share on the NYSE for the common stock of the Company on the date of grant (the “Additional Option”). The shares subject to such option will be scheduled to vest based on Mr. Talwalkar attaining certain performance criteria determined by the Compensation Committee of the Board of Directors. The shares subject to such option are scheduled to fully vest six (6) years after the date of grant, whether or not the performance goals are met and subject to Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.

     Employee Benefits. Mr. Talwalkar is eligible to participate in all benefit programs available to the Company’s executive officers.

     Relocation Benefits. The Company agrees to provide the following relocation benefits:

•	the Company will maintain an office for Mr. Talwalkar in both Gresham, Oregon and Milpitas, California;

•	during the first three (3) months from the Effective Date, the Company will reimburse Mr. Talwalkar for all reasonable and actual costs associated with leasing a furnished apartment;

•	during the first two (2) years from the Effective Date, the Company will provide Mr. Talwalkar with a $5,000 per month housing allowance; and

•	if Mr. Talwalkar sells his home located in the state of Oregon and purchases a new home in the San Jose, California area (or any other location in proximity to the Company’s then corporate headquarters) within the first two (2) years from the Effective Date, the Company will reimburse Mr. Talwalkar for his reasonable and documented closing costs (including the reasonable cost of a broker’s commission) associated with such sale and/or purchase provided that Mr. Talwalkar complies with the Company’s then existing relocation policy, if applicable, and provided that Mr. Talwalkar uses a third party reasonably satisfactory to the Company to handle such sale.

     Severance. In the event that the Company terminates Mr. Talwalkar’s employment without “Cause” (as defined in the Agreement) or Mr. Talwalkar resigns for “Good Reason” (as defined in the Agreement), and such termination is not in connection with a “Change of Control” (as defined in the Agreement), Mr. Talwalkar will receive the following severance package:

•	continued payment of Mr. Talwalkar’s base salary for eighteen (18) months;

•	continued health benefits for eighteen (18) months;

•	continued payments in an amount equal to 150% of Mr. Talwalkar’s target bonus for the year in which the termination occurs; and

•	eighteen (18) months accelerated vesting with respect to Mr. Talwalkar’s then outstanding, unvested equity awards with any such awards that have annual time-based installment vesting instead deemed to vest (for this purpose only) in monthly installments at the same overall rate and with such vesting acceleration to be measured beginning from the day immediately following the immediately preceding annual vesting date (notwithstanding the foregoing, the number of shares subject to the Additional Option that will vest will equal 25% of the total number of shares subject to the Additional Option less the number of shares that actually vest prior to the termination date) and with a post-termination exercise period equal to the earlier of (A) twelve (12) months from the date of termination or (B) the applicable scheduled expiration date of such award as set forth in the award agreement.

     In the event that the Company terminates Mr. Talwalkar’s employment without “Cause” (as defined in the Agreement) or Mr. Talwalkar resigns for “Good Reason” (as defined in the Agreement), and such termination is in connection with a “Change of Control” (as defined in the Agreement), Mr. Talwalkar will receive the following severance package:

•	continued payment of Mr. Talwalkar’s base salary for twenty-four (24) months;

•	continued health benefits for twenty-four (24) months;

•	the current year’s target incentive compensation pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s target incentive compensation by a fraction with a numerator equal to the number of days between the start of the current calendar year and the date of termination and a denominator equal to 365;

•	continued payments in an amount equal to 200% of Mr. Talwalkar’s target bonus for the year in which the termination occurs; and

•	full accelerated vesting with respect to Mr. Talwalkar’s then outstanding unvested equity awards with post-term exercise period equal to the earlier of (A) twelve (12) months from the date of termination or (B) the applicable scheduled expiration date of such award as set forth in the award agreement.

     The severance payments, continued benefits and accelerated vesting will be subject to Mr. Talwalkar entering into (and not subsequently revoking): (1) a separation agreement and release of claims in a form satisfactory to the Company; (2) a non-compete and non-solicitation agreement that would be in effect during the period in which Mr. Talwalkar receives continuing salary from the Company; (3) a non-disparagement agreement that would be in effect during the period in which Mr. Talwalkar receives continuing salary from the Company; and (4) the Company’s standard form of confidential information, intellectual property, non-competition and non-solicitation agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 23, 2005, the Company issued a press release announcing the appointment of Abhijit Y Talwalkar, age 41, as the Company’s new Chief Executive Officer and President, to succeed Wilfred J. Corrigan as Chief Executive Officer. In addition, on May 23, 2005, the Board of Directors of the Company appointed Mr. Talwalkar to serve as a member of the Company’s Board of Directors.

     Mr. Corrigan ceases to be the Chief Executive Officer of the Company and became non-executive Chairman of the Board of the Company.

     Prior to joining the Company, Mr. Talwalkar was Vice President and General Manager, Digital Enterprise Group, of Intel Corporation from January 2005 to May 2005. Prior to that Mr. Talwalkar held various positions at Intel Corporation, and served as Vice President and General Manager, Enterprise Platforms Group, from 2004 to January 2005; Vice President and General Manager, Platform Products Group, from 2002 to 2004; Assistant Vice President, Enterprise Platforms Group, from 2001 to 2002; Vice President and General Manager, Enterprise Platforms and Solutions Division, from 1999 to 2001.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Abhijit Y. Talwalkar, effective as of May 23, 2005.

99.1	LSI Logic Corporation News Release issued May 23, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION,
a Delaware corporation

By:	/s/ David G. Pursel

David G. Pursel
Vice President, General Counsel and Corporate Secretary

Date: May 24, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement with Abhijit Y. Talwalkar, effective as of May 23, 2005.

99.1	LSI Logic Corporation News Release issued May 23, 2005.